EXHIBIT 99.1

SWISHER ANNOUNCES CLOSING OF NEW $20 MILLION REVOLVING CREDIT FACILITY

CHARLOTTE, NC – September 2, 2014 – Swisher Hygiene Inc. (“Swisher”) (NASDAQ: SWSH), a leading service provider of essential hygiene and sanitizing solutions, announced today it has closed on a $20 million revolving credit facility with Siena Lending Group LLC. Interest on borrowings under the credit facility will accrue at the Base Rate plus 2.00%.  Base Rate is defined as the greater of (1) the Prime Rate, (2) the Federal Funds Rate plus 0.50%, or (3) 3.25%.  Interest will be payable monthly and the facility matures on August 29, 2017.

“As we continue to progress toward achieving positive operating cash flow and maximizing profitability, we are pleased to strengthen our financial position and liquidity through this new credit facility, providing us with additional flexibility to support our future growth,” said William M. Pierce, President and Chief Executive Officer of Swisher.  “Siena’s principals have a proven track record of successful loan partnerships and we look forward to a long-term relationship.”

“It has been a pleasure working with Swisher’s professional management team,” said Dave Grende, Chief Executive Officer of Siena Lending Group LLC. “We were able to structure a facility that provides the Company with the flexibility that they require. Siena is delighted to add Swisher as a client and looks forward to a long-standing relationship.”

Under the facility, borrowings and availability are subject to borrowing base calculations and limitations, and compliance with other terms specified in the agreement.  Borrowings under the facility are secured by a first priority lien on certain of Swisher’s and its subsidiaries’ assets.

Additional details regarding the credit facility will be included in a Form 8-K to be filed with the United States Securities and Exchange Commission.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to Swisher including information obtained by Swisher from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com, and Swisher’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ listed service company delivering essential hygiene and sanitizing solutions to customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.  These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher’s customers with consumable products such as detergents, cleaning chemicals, soap, paper, water filters and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products, as well as additional services such as the cleaning of restrooms and other facilities.  Swisher is committed to service excellence, as what Swisher does matters to thousands of customers on a daily basis, helping to create the cleanest and healthiest environments.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:
Amy Simpson
Phone: (704) 602-7116